Exhibit 10.2.1

AMENDMENT TO RECOVERY PROPERTY SERVICING AGREEMENT

by and between

SCE RECOVERY FUNDING LLC,

as Issuer,

and

SOUTHERN CALIFORNIA EDISON COMPANY,

as Servicer,

Dated as of February 15, 2022

AMENDMENT TO RECOVERY PROPERTY SERVICING AGREEMENT

This AMENDMENT TO RECOVERY PROPERTY SERVICING AGREEMENT, dated as of February 15, 2022 (the “Amendment”), is made by and among SCE Recovery Funding LLC, a Delaware limited liability company, as Issuer (the “Issuer”) and Southern California Edison Company, a California corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, the Issuer and the Servicer entered into a Servicing Agreement, dated as of February 24, 2021 (as the same may be amended, restated or supplemented from time to time, the “Agreement”), pursuant to which the Issuer engaged the Servicer to carry out the functions described in the Agreement with respect to the Recovery Property (as defined in the Agreement);

WHEREAS, pursuant to Section 8.01(a) of the Agreement, the Issuer and the Servicer have agreed to modify the provisions of the Agreement in a manner which does not, in any material respect, adversely affect the interests of any Bondholders, as evidenced by the Officer’s Certificate attached as Exhibit A to this Amendment; and

WHEREAS, the Trustee has received an Opinion of Counsel stating that this Amendment is authorized or permitted by the Servicing Agreement and that all conditions to the execution of this document have been satisfied;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Except as defined herein, unless otherwise required by the context, all terms used herein shall have the meanings assigned to such terms in the Agreement.

Section 2. Amendment to Section 6.11(c). Section 6.11 of the Agreement shall be amended and restated in its entirety to read:

“(c) Not less than semi-annually (except in the case of the first reconciliation after the first Payment Date, which will be longer than six months), the Servicer will compare Actual FRC Collections to the Estimated FRC Collections that have been remitted to the Indenture Trustee. Such reconciliation will be conducted within sixty (60) days of each Payment Date and reflected in a Reconciliation Certificate delivered to the Indenture Trustee in the form attached hereto as Exhibit H. The Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the immediately preceding Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the General Subaccount of the Collection Account within ten (10) days, or (B) if an Excess Remittance exists, the Servicer will reduce the Daily Remittance(s) commencing the next month following the date the Reconciliation Certificate is delivered to the Indenture Trustee and continuing until the Excess Remittance is eliminated. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds. The Servicer acknowledges and agrees that the Issuer is the owner of and has the legal right to all Fixed Recovery Charges received by the Servicer, and that the daily and reconciliation calculations and remittances permitted by this Servicing Agreement, which are based upon estimates of the Fixed Recovery Charges received by the Servicer, is made for convenience and cost effectiveness given the current billing system of the Servicer. The Servicer agrees that in the event any Servicer Default hereunder or if otherwise required or permitted, as provided in Section 6(e)(ii) of Annex I, the Servicer, upon demand of the Indenture Trustee, will promptly, but not later than 60 days follow such request, provide to the Indenture Trustee a reconciliation of actual Fixed Recovery Charges received by the Servicer and the Fixed Recovery Charges remitted by the Servicer.”

Section 3. Miscellaneous.

(a) This Amendment shall be be governed by, and construed and interpreted in accordance with, the laws of the State of California.

(b) This Amendment may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually signed counterpart hereof

(c) Any headings preceding the text of the several sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Amendment, and they shall not affect its meaning, construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed all as of the date first above written.

ISSUER:

SCE RECOVERY FUNDING LLC,
a Delaware limited liability company

By:	/s/ Natalia Woodward
	Name:	Natalia Woodward
	Title:	Vice President, Treasurer and Manager

SERVICER:

SOUTHERN CALIFORNIA EDISON COMPANY,
a California corporation

By:	/s/ Natalia Woodward
	Name:	Natalia Woodward
	Title:	Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Indenture Trustee

By:	/s/ Mitchell Brumwell
	Name:	Mitchell Brumwell
	Title:	Vice President

Signature Page to

Amendment to Recovery Property Servicing Agreement